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                                                                    Exhibit 10.2

                               THE PANTRY, INC.

                       Incentive Stock Option Agreement


          THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is entered into as of [_________________] by and between The Pantry, Inc., a Delaware corporation (the "Company"), and [__________] ("Optionee") pursuant to The Pantry, Inc. 1998 Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                               R E C I T A L S:
                               - - - - - - - -


          A. Optionee is a director, employee or consultant of the Company and/or of a direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries") and the Company considers it desirable to give Optionee an added incentive to advance the Company's and the Subsidiaries' interests.

          B. The Company now desires to grant Optionee the right to purchase shares of Common Stock of the Company pursuant to the terms and conditions of this Agreement and the Plan.


                               A G R E E M E N T:
                               - - - - - - - - -


          NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

          1.   Option; Number of Shares.  The Company hereby grants to Optionee
               ------------------------
the right (the "Option") to purchase up to a maximum of [_____] shares (the "Shares") of Common Stock at a price of $[_____] per share (the "Option Price") to be paid in accordance with Section 6 hereof. The Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   Vesting.  The Option granted hereunder shall vest and become
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exercisable in three (3) equal installments of one-third (1/3) of the Shares covered hereby on each of the first,

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second and third anniversaries of the Vesting Commencement Date. The "Vesting
Commencement Date" shall mean [_________________].

          3.   Term of Agreement.  Except for the rights conferred upon the
               -----------------
Company pursuant to Section 7 below, the Option, and Optionee's right to exercise the Option, shall terminate when the first of the following occurs:

               (a) termination pursuant to Section 11, Section 15 or Section 16 of the Plan;

               (b) the expiration of ten (10) years from the date hereof; or

               (c) 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries.

          4.   Termination of Employment or Other Relationship.  The termination
               -----------------------------------------------
for any reason of Optionee's employment or other relationship with the Company and the Subsidiaries shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

          5.   Death of Optionee; No Assignment.  The rights of Optionee under
               --------------------------------
this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void. If Optionee should die while Optionee is engaged in an employment or other relationship with the Company and/or any Subsidiary or within 90 days of the termination of such relationship, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

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          6.   Exercise of Option.  On or after the vesting of the Option in
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accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

               (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 10) or all of the Shares (if less than 10 Shares then remain covered by the Option) then being purchased;

               (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

               (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws);

               (d) a written representation and undertaking, in such form and substance as the Company may require, that the Shares underlying the Option are being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof; and

               (e) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

          7.   Right of First Refusal; Drag Along Rights; Repurchase Option.
               ------------------------------------------------------------

               (a) At any time after the Option shall have vested and Optionee shall have exercised all or any portion of the Option in accordance with its terms, Optionee may sell for cash (and only for such form of consideration) any or all of the Shares to any third party subject to the provisions of this
Section 7. Prior to any such intended sale, Optionee shall first give at least 30 days' advance written notice (the "Notice") to the Company specifying (i) Optionee's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed purchaser(s); (iii) the number of Shares Optionee proposes to sell (the "Offered Shares");

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(iv) the price for which Optionee proposes to sell the Offered Shares; and (v)
all other material terms and conditions of the proposed sale.

               (b) Within 15 days of receipt of the Notice, the Company or its nominee(s) or assignee(s) may elect to purchase all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Optionee, which notice shall specify in reasonable detail any proposed payment to any other person of any portion of the purchase price as specified in the following sentence; provided, however, that if the Company designates any assignee or nominee as the purchaser of such Shares, it shall provide Optionee with reasonable assurance that such sale complies with applicable federal and state securities laws. Within 15 days after delivery of such notice to Optionee, the Company or its nominee(s) or assignee(s) shall deliver to Optionee a check, payable to Optionee or to such person as Optionee shall request, in the amount of the purchase price of the Offered Shares; pro vided, however, that in the event that the Shares to be purchased have been pledged to secure any indebtedness of Optionee to the Company or its assignee(s), the Company may retain or deliver to its assignee(s) (as the case may be) any portion of such purchase price, and/or direct its nominee(s) or assignee(s) to deliver to the Company or its assignee(s), as the case may be, any portion of such purchase price, necessary to satisfy such indebtedness. If the Company or its nominee(s) or assignee(s) do not elect to purchase all of the Offered Shares, Optionee shall be entitled to sell the Offered Shares to the purchaser(s) named in the Notice at the price specified in the Notice or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such sale must be consummated within 90 days from the date of the Notice and any proposed sale after such 90-day period may be made only by again complying with the procedures set forth in this Section 7.

               (c) If FS Equity Partners III, L.P., a Delaware limited partnership, and FS Equity Partners International, L.P., a Delaware limited partnership (collectively, "FS"), exercises rights under Section 3 of that certain Amended and Restated Stockholders' Agreement dated as of October 23, 1997 among the Company, FS, Chase Manhattan Capital, L.P., a Delaware limited partnership, CB Capital Investors, L.P., a Delaware limited partnership, Baseball Partners, a New York general partnership, and Peter J. Sodini, as such agreement may be amended from time to time, then at the request of FS, the Optionee shall sell all of his or her Options and/or Shares on the same terms and conditions as apply to the sale by FS of its shares of Common Stock.

               (d) In the event that Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates for any reason (including, without limitation, by reason of Optionee's death, disability, retirement, voluntary resignation or dismissal by the Company or any of its Subsidiaries, with or without cause), the Company shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares acquired by Optionee pursuant to this Option for a period of seven (7) months after the effective date of such termination (the effective date of termination is hereinafter referred to as the "Termination Date"); provided, that in no event shall the Repurchase Option exceed the date set forth in

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Section 3(b) above. The purchase price (the "Repurchase Price") for each Share to be purchased pursuant to the Repurchase Option shall be equal to (i) the Fair Market Value (as defined below), in the event Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates by reason of Optionee's death or disability or is terminated by the Company without Cause (as defined below) or (ii) the Option Price, in the event such employment or other relationship terminates for any other reason. As used herein, the "Fair Market Value" shall be the fair market value of a Share as of the date of repurchase by the Company, as determined by the Board of Directors of the Company, acting in good faith, which determination shall be final and binding. As used herein, "Cause" shall mean (i) Optionee's conviction of, or the entry of a pleading of guilty or nolo contendre by Optionee to, a felony or a crime involving moral turpitude, (ii) Optionee's failure to perform his duties required under his employment or other relationship, failure to comply with the Company's standard policies and procedures generally applicable to employees, or failure to comply with any provision of any employment agreement after having received written notice from the Company identifying such failure and after having received an opportunity of at least the (10) days in which to cure the failure so identified by the Company if such failure is susceptible to cure,
(iii) a willful act by Optionee as a result of which he receives an improper personal benefit at the expense of the Company, (iv) an act of fraud or dishonesty committed by Optionee against the Company, or (v) any other misconduct by Optionee that is materially injurious to the business or reputation of the Company. The Repurchase Price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased appropriately to reflect any distribution of stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The Repurchase Option shall be exercised by the Company by delivery to Optionee, within the seven-month period specified above, of (a) a written notice specifying the number of Shares to be purchased and (b) a check in the amount of the Repurchase Price, calculated as provided in this Section 7(d), for all Shares to be purchased; provided that in the event that the Repurchase Price is equal to the Fair Market Value, the Repurchase Option shall not be exercised by the Company prior to six (6) months after the Termination Date without the express written consent of the Committee, which may be given or withheld in its sole discretion after due consideration of the financial accounting implications of such repurchase.

               (e) The rights provided the Company and its nominee(s) and assignee(s) under Sections 7(a), (b) and (d) hereof shall terminate (i) with respect to all Shares upon the consummation of the sale of shares of Common Stock pursuant to an effective registration statement of the Company filed by the Company under the Securities Act of 1933, as amended (the "Act"), in which the gross selling price of the shares of the Common Stock is at least $10 million (a "Registered Sale"), or (ii) upon a sale of the Shares pursuant to Sections 7(a) and (b) hereof, with respect to the Shares sold; provided, however, that the rights provided to the Company under Sections 7(a), (b) and
(d) hereof shall not terminate upon the consummation of the sale of shares of Common Stock pursuant to an effective registration statement of the Company filed by the Company under the Act if such shares of Common Stock were registered in connection with a transaction the primary purpose of which is the issuance and sale of any debt securities of the

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Company or issued in satisfaction of any interest or other obligations pursuant to the terms of any debt securities of the Company, if such sale is not a Registered Sale and if such sale does not result in shares of Common Stock being held by at least 300 holders.

               (f) The Optionee agrees to consent to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction described in Section 7(c) and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. The Optionee further agrees to timely take such other actions as FS may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and waiving any appraisal rights that Optionee may have in connection therewith.

               (g) The obligations of the Optionee pursuant to this Section 7 shall be binding on any transferee of any of the Options or the Shares (except a transferee of Shares in a Public Market Sale (as defined below)) and any transfer of any of the Options or Shares shall be void unless a written commitment to be bound by such provisions from such transferee is delivered to the Company and FS prior to any transfer. The obligations of the Optionee pursuant to this Section 7 shall apply to any securities received in substitution or exchange for the Options or the Shares, including (without limitation) pursuant to Section 11 or 14(b) of the Plan. A "Public Market Sale" shall mean any sale of shares of Common Stock into the public market after a Registered Sale, which is made pursuant to Rule 144 promulgated under the Act or pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and shall not include a negotiated private sale transaction or other disposition of shares of Common Stock.

          8.   Representations and Warranties of Optionee.
               ------------------------------------------

               (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

               (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirements. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are

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subsequently registered for resale under the Act or an exemption from such registration requirements is available.

               (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

          9.   No Rights as a Stockholder.  Optionee shall have no rights as a
               --------------------------
stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          10.  Limitation of Company's Liability for Nonissuance.  Inability of
               -------------------------------------------------
the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

          11.  This Agreement Subject to Plan.  This Agreement is made under the
               ------------------------------
provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

          12.  Restrictive Legends.  Optionee hereby acknowledges that federal
               -------------------
securities laws and the securities laws of the state in which Optionee resides or is employed may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

          13.  Notices.  All notices, requests and other communications
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hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties

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to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

               If to the Company:

               The Pantry, Inc.
               1801 Douglas Drive
               Sanford, North Carolina  27330
               Facsimile:  (919) 774-3329
               Attention:  President

               If to Optionee:


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               ------------------------------------

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          14.  Not an Employment or Other Agreement.  Nothing contained in this
               ------------------------------------
Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

          15.  Governing Law.  This Agreement shall be construed under and
               -------------
governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

          16.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

          IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                                 THE COMPANY:

                                 THE PANTRY, INC.,
                                 a Delaware corporation



                                 By:
                                    ---------------------------------------
                                    Name: Peter J. Sodini

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                                 Title:   President and Chief Executive Officer


                                 OPTIONEE:



                                 -----------------------------------------------
                                 Name: [____________]

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